SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):    March 10, 2004
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                            EAGLE SUPPLY GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)


         Delaware                      1-14904                  13-3889248
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      Incorporation)                                      Identification Number)


122 East 42nd Street, Suite 1618, New York, NY                    10168
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   (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:           (212) 986-6190
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ITEM 5.  OTHER EVENTS.

         On March 10, 2004, Eagle Supply Group, Inc., a Delaware corporation (the "Company"), and its subsidiaries completed a refinancing of their existing credit facility by entering into the Second Amended and Restated Loan and Security Agreement (the "Amended Loan Agreement") with their current lender, Fleet Capital Corporation, and a new lender, General Electric Capital Corporation.

     The Amended Loan Agreement provides for an increased credit facility in the aggregate amount of $60,000,000. This credit facility is initially comprised of
(a) a $59,296,100 sixty-month senior secured formula-based revolving credit facility and (b) a $703,900 ten-month term loan. As the term loan is paid off, the amount available under the revolving credit facility will increase by a like amount. The revolving credit facility bears interest, at the borrowers' election, at either LIBOR plus two and one-half percent (2.5%) or Fleet National Bank's prime rate plus one-half percent (0.5%). The term loan bears interest, at the borrowers' election, at either LIBOR plus two and one-half percent (2.5%) or Fleet National Bank's prime rate plus one-half percent (0.5%).

         The credit facility, which matures on March 9, 2009, is collateralized by substantially all of the tangible and intangible assets of the Company and its subsidiaries. The Company has furnished a guarantee of payment. In addition to the standard affirmative and negative covenants typically contained in similar credit facilities, the Amended Loan Agreement contains four specific financial covenants that require the borrowers to:

         o maintain a Net Worth (as defined in the Amended Loan Agreement) of not less than (i) $8,500,000 at each quarter end from March 31, 2004 through March 31, 2005, (ii) $8,500,000 plus 25% of positive net income for each quarter being tested on a cumulative basis at each quarter end from June 30, 2005 through March 31, 2006, and (iii) an amount equal to the previously required amount for the immediately preceding quarter plus 50% of the positive net income for each quarter being tested on a cumulative basis at each quarter end after March 31, 2006;

         o maintain a Fixed Charge Coverage Ratio (as defined in the Amended Loan Agreement) of not less than 1.10 to 1.00, to be tested monthly on a trailing twelve month basis;

         o maintain a Bad Debt Reserve Ratio (as defined in the Amended Loan Agreement) of not less than 0.55 to 1.00, to be tested monthly; and

         o refrain from making payments to (i) the Company for management expenses in excess of $2,100,000 in any twelve-month period or $175,000 in any one month, (ii) the Company for interest expenses in excess of $648,000 in any twelve month period or $54,000 in any one month, and (iii) TDA Industries, Inc. for interest expenses in excess of $87,600 in any twelve-month period or $7,300 in any one month.

         The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached as
Exhibit 10.32 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable

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(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-K

EXHIBIT NO.       DESCRIPTION
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10.32             Second Amended and Restated Loan and Security Agreement, dated
                  March 10, 2004, by and among Fleet Capital Corporation,
                  General Electric Capital Corporation, JEH/Eagle Supply, Inc.,
                  Eagle Supply, Inc., and JEH/Eagle, L.P.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EAGLE SUPPLY GROUP, INC.

Date:  March 12, 2004                         By:   /s/ Douglas P. Fields
                                                 ------------------------------
                                                        Douglas P. Fields
                                                        Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
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   10.32          Second Amended and Restated Loan and Security Agreement, dated
                  March 10, 2004, by and among Fleet Capital Corporation,
                  General Electric Capital Corporation, JEH/Eagle Supply, Inc.,
                  Eagle Supply, Inc., and JEH/Eagle, L.P.